Exhibit 4.1

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

AND

EFIH FINANCE INC.

FIRST SUPPLEMENTAL INDENTURE

Dated as of February 6, 2012

To the Indenture dated as of April 25, 2011

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

TRUSTEE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of February 6, 2012, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer and the Trustee have entered into an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), providing for the issuance of $406,392,000 aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021 (the “Initial 2021 Second Lien Notes”);

WHEREAS, Section 9.01 of the Existing Indenture provides, among other things, that the Issuer and the Trustee may amend and supplement the Existing Indenture to provide for the issuance of additional series of debt securities of the Issuer constituting Required Debt in accordance with the Existing Indenture;

WHEREAS, the Issuer has duly authorized the creation of an issue of $800,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Second Lien Notes”);

WHEREAS, the Issuer desires to amend the Existing Indenture to provide for the issuance of the Initial 2022 Second Lien Notes and to make certain other changes that provide additional rights or benefits to the holders of the Initial 2021 Second Lien Notes in accordance with Section 9.01(5) and 9.01(6) of the Existing Indenture; and

WHEREAS, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of 2021 Second Lien Notes and 2022 Second Lien Notes, hereby enter into this First Supplemental Indenture and agree as follows:

Section 1. DEFINITIONS.

1.1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

1.1.2 Rules of Construction. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof and (ii) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Existing Indenture.

Section 2. CHANGES TO CERTAIN PROVISIONS.

2.1 Amendments to Article 1.

(a) The following definitions shall be added to Section 1.01 and replace any existing definitions of the same terms in the Existing Indenture prior to the date hereof:

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series sold in reliance on Rule 144A.

“2021 Second Lien Notes” means the Initial 2021 Second Lien Notes and any Additional 2021 Second Lien Notes.

“2022 Second Lien Notes Issue Date” means the first date on which any 2022 Second Lien Notes were issued pursuant to the First Supplemental Indenture.

“2022 Second Lien Notes” means the Initial 2022 Second Lien Notes and any Additional 2022 Second Lien Notes.

“Additional Interest” means all additional interest then owing pursuant to the applicable Registration Rights Agreement.

“Additional Notes” means Additional 2021 Second Lien Notes and Additional 2022 Second Lien Notes.

“Additional 2021 Second Lien Notes” means additional 2021 Second Lien Notes (other than the Initial 2021 Second Lien Notes and Exchange Notes, if any, issued in exchange for such Initial 2021 Second Lien Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial 2021 Second Lien Notes.

“Additional 2022 Second Lien Notes” means additional 2022 Second Lien Notes (other than the Initial 2022 Second Lien Notes and Exchange Notes, if any, issued in exchange for such Initial 2022 Second Lien Notes) issued from time to time under this Indenture in accordance with Sections 2.01(d), 2.02, 4.09 and 4.12 hereof, as part of the same series as the Initial 2022 Second Lien Notes.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) (A) with respect to the 2021 Second Lien Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2021 Second Lien Note at May 15, 2016 (such redemption price as set forth in the applicable table appearing under Section 3.07(d) hereof), plus (ii) all required interest payments due on such 2021 Second Lien Note through May 15, 2016 (excluding accrued and unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2021 Second Lien Note; or

(B) with respect to the 2022 Second Lien Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such 2022 Second Lien Note at March 1, 2017 (such redemption price as set forth in the applicable table appearing under Section 3.07(d) hereof), plus (ii) all required interest payments due on such 2022 Second Lien Note through March 1, 2017 (excluding accrued and unpaid interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2022 Second Lien Note.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the applicable Registration Rights Agreement or similar agreement.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of February 6, 2012, between the Issuer and the Trustee.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1(in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto, as the case may be, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(iii), 2.06(b)(iv), 2.06(d)(ii), 2.06(d)(iii) or 2.06(f) hereof.

“Initial Notes” means the Initial 2021 Second Lien Notes and the Initial 2022 Second Lien Notes.

“Initial 2021 Second Lien Notes” has the meaning set forth in the recitals hereto.

“Initial 2022 Second Lien Notes” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means, with respect to the 2021 Second Lien Notes, May 15 and November 15 of each year to the Stated Maturity thereof and, with respect to the 2022 Second Lien Notes, March 1 and September 1 of each year to the Stated Maturity thereof.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued under this Indenture, which was April 25, 2011.

“Junior Lien Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) an amount equal to (i) the aggregate amount of Oncor Subsidiaries’ Consolidated Total Indebtedness as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, plus (ii) $4.0 billion (provided that such amount shall be reduced by an amount equal to the amount of Senior Lien Debt repaid using the Net Proceeds from Asset Sales of Oncor-related Assets (other than Equity Interests of any Oncor Subsidiary or any Successor Oncor Business) in accordance Section 4.10 hereof), less (iii) the aggregate amount of Unrestricted Cash (treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation) to (y) the aggregate amount of EBITDA of Oncor Holdings (treating all Subsidiaries of Oncor Holdings as Restricted Subsidiaries for purposes of such calculation) for the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to such items as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Notes” means the Initial 2021 Second Lien Notes and the Initial 2022 Second Lien Notes (including, in each case, Exchange Notes, if any, issued in exchange therefor), and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional 2021 Second Lien Notes and Additional 2022 Second Lien Notes that may be issued under this Indenture. The 2021 Second Lien Notes and the 2022 Second Lien Notes (including, in each case, Exchange Notes, if any, issued in exchange therefor) are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Offering Memorandum” means the offering memorandum, dated February 1, 2012, relating to the sale of the Initial 2022 Second Lien Notes.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date, as amended and restated on October 11, 2011, by and among Oncor Electric Delivery Company LLC, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Subsidiaries’ Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of the Oncor Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock and Preferred Stock of the Oncor Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, and less (3) all deposit L/C loans and incremental deposit L/C loans of the Oncor Subsidiaries outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Oncor Subsidiaries’ Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by EFIH.

“Record Date” for the interest (including Additional Interest, if any) payable on any applicable Interest Payment Date means, with respect to the 2021 Second Lien Notes, May 1 or November 1 and, with respect to the 2022 Second Lien Notes, February 15 or August 15, in each case whether or not a Business Day, next preceding such Interest Payment Date.

“Registration Rights Agreement” means, as applicable, (1) the Registration Rights Agreement relating to the Initial 2021 Second Lien Notes, dated as of the Issue Date among the Issuer and the initial purchasers of the Initial 2021 Second Lien Notes, (2) the Registration Rights Agreement relating to the Initial 2022 Second Lien Notes, dated as of the date of the First Supplemental Indenture, among the Issuer and the initial purchasers of the Initial 2022 Second Lien Notes and (3) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of the applicable series sold in reliance on Regulation S.

“Required Debt” means, with respect to any action, on any date, the outstanding principal amount of:

(1) the Notes (including any Additional Notes); and

(2) securities that constitute Junior Lien Debt and are designated as Required Debt in an Officer’s Certificate delivered to the Trustee at such date, other than, in each case, any such debt beneficially owned by the Issuer or its Affiliates, voting as a single class, except to the extent prohibited by law; provided that (a) Required Debt shall only include debt described in clause (2) of this definition to the extent such debt would require the consent of the holders of the debt described in this definition voting as a single class to take such action, except to the extent described below in clauses (b) and (c); (b) if any amendment, waiver or other action would disproportionately affect the holders of the 2021 Second Lien Notes, the 2022 Second Lien Notes or any other series of securities that constitute Junior Lien Debt, Required Debt shall mean the 2021 Second Lien Notes, the 2022 Second Lien Notes or such other series of securities that constitute Junior Lien Debt, as the case may be, voting as a single class and the other series of debt described in clauses (1) and (2) voting as a single class, and (c) if any amendment, waiver or other action would affect (i) only the 2021 Second Lien Notes, (ii) only the 2022 Second Lien Notes or (iii) only any other series of securities that constitute Junior Lien Debt, Required Debt shall mean the 2021 Second Lien Notes, the 2022 Second Lien Notes or such other series of securities that constitute Junior Lien Debt, as the case may be, voting as a single class without any other series of debt.

Notwithstanding the foregoing, with respect to the taking of any action with respect to a Default or an Event of Default or the exercise of any rights or remedies with respect to an Event of Default, Required Debt shall mean the 2021 Second Lien Notes, the 2022 Second Lien Notes and any other series of securities that constitute Junior Lien Debt described in clause (2) of this definition voting together, only to the extent such Default or Event of Default applies to each such series of debt in the same manner and only to the extent the holders of each such series of debt have the right to take such action or exercise such rights or remedies.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to (x) May 15, 2016, in the case of the 2021 Second Lien Notes, and (y) March 1, 2012, in the case of the 2022 Second Lien Notes; provided, however, that if the period from the Redemption Date to May 15, 2016 or March 1, 2017, as applicable, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Global Notes that do not bear and are not required to bear the Private Placement Legend.

(b) The following amendment shall be made to the definition of “Change of Control” where it appears in Section 1.01:

2.1.2 the word “applicable” shall be inserted immediately before the words “Registration Rights Agreement” where they appear in clause (b) of the proviso thereof.

(c) The following amendment shall be made to clause (1)(d)(i) of the definition of “EBITDA”:

2.1.3 the words “2021 Second Lien” shall be inserted immediately before the word “Notes” the first time it appears.

(d) The following amendment shall be made to the definition of “TCEH Senior Secured Facilities”:

2.1.4 the words “and April 7, 2011” shall be inserted immediately after the words “August 7, 2009”.

2.2 Amendments to Article 2.

2.2.1 Clause (a) of Section 2.01 shall be deleted and replaced with the following:

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

2.2.2 Clause (b) of Section 2.01 shall be deleted and replaced with the following:

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto (but without, in each case, the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

2.2.3 The fourth paragraph of Clause (d) of Section 2.01 shall be deleted and replaced with the following:

Additional Notes of any series ranking pari passu with the Initial Notes of such series may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes of such series and shall have the same terms as to status, redemption or otherwise as the Initial Notes of such series; provided that the Issuer’s ability to issue Additional Notes shall be subject, among other things, to the Issuer’s compliance with Sections 4.09 and 4.12 hereof. The 2021 Second Lien Notes and the 2022 Second Lien Notes are each a separate series of Notes but shall be treated as a single class of securities under this Indenture, except as otherwise stated herein. As a result, except as otherwise provided for in this Indenture, Holders of each series of Notes will not have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as otherwise stated herein, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Each series of Notes is a separate series of debt, but will be treated as a single class with other series of Required Debt for certain actions and voting as set forth in this Indenture.

2.2.4 Section 2.02 shall be deleted and replaced with the following:

At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A-1 (in the case of the 2021 Second Lien Notes) or Exhibit A-2 (in the case of the 2022 Second Lien Notes) hereto, as applicable, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Issuer Authentication Order”) authenticate and deliver the Initial 2021 Second Lien Notes specified in such Issuer Authentication Order. On the date of the First Supplemental Indenture, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver the Initial 2022 Second Lien Notes. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver any Additional Notes or Exchange Notes, for an aggregate principal amount specified in such Issuer Authentication Order for such Additional Notes or Exchange Notes. Such Issuer Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes, shall certify that such issuance is in compliance with Sections 4.09 and 4.12 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

2.3 Amendments to Article 3.

2.3.1 Section 3.01 shall be deleted and replaced with the following:

If the Issuer elects to redeem the 2021 Second Lien Notes or the 2022 Second Lien Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least five Business Days (or such lesser number of days as shall be acceptable to the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Notes and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of such series of Notes to be redeemed and (iv) the redemption price.

2.3.2 Clause (a) of Section 3.02 shall be deleted and replaced with the following:

If less than all of the 2021 Second Lien Notes or the 2022 Second Lien Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes of such series to be redeemed or purchased (a) if the series of Notes to be redeemed is listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such series of Notes is listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such similar method in accordance with the procedures of DTC.

2.3.3 Section 3.07 shall be deleted and replaced with the following:

(b) Notes Make Whole Redemption. At any time prior to May 15, 2016 (in the case of the 2021 Second Lien Notes) or March 1, 2017 (in the case of the 2022 Second Lien Notes), the Issuer may redeem each series of Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the series of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including Additional Interest, if any) to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of such series of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Notes Equity Redemption. Prior to May 15, 2014 (in the case of the 2021 Second Lien Notes) or March 1, 2015 (in the case of the 2022 Second Lien Notes), the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of each series of Notes at a redemption price equal to 111.00% (in the case of the 2021 Second Lien Notes) or 111.750% (in the case of the 2022 Second Lien Notes) of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of record of the series of Notes to be redeemed on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of such series of Notes issued under this Indenture and any Additional Notes of such series of Notes issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; and provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d) Except pursuant to clause (a) and (b) of this Section 3.07, the 2021 Second Lien Notes will not be redeemable at the Issuer’s option prior to May 15, 2016, and the 2022 Second Lien Notes will not be redeemable at the Issuer’s option prior to March 1, 2017.

(e) Notes Optional Redemption. From and after May 15, 2016 (in the case of the 2021 Second Lien Notes) or March 1, 2017 (in the case of the 2022 Second Lien Notes), the Issuer may redeem each series of Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the series of Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of record of such series of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date if redeemed during the twelve-month period beginning on May 15 (in the case of the 2021 Second Lien Notes) or March 1 (in the case of the 2022 Second Lien Notes) of each of the years indicated below:

2021 Second Lien Notes:

Year	Percentage
2015	105.500%
2016	103.667%
2017	101.833%
2018 and thereafter	100.000%

2022 Second Lien Notes:

Year	Percentage
2017	105.875%
2018	103.917%
2019	101.958%
2020 and thereafter	100.000%

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

2.3.4 Section 3.08 shall be deleted and replaced with the following:

Except as set forth in this Section 3.08, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

If the Initial 2021 Second Lien Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of the then outstanding Initial 2021 Second Lien Notes equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of the Initial 2021 Second Lien Notes redeemed pursuant to any Mandatory Principal Redemption will be 100% of the aggregate principal amount of such portion of the Initial 2021 Second Lien Notes to be redeemed plus any accrued interest thereon (including Additional Interest, if any) on the date of the redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of the Initial 2021 Second Lien Notes required to be redeemed at such date to prevent the Initial 2021 Second Lien Notes from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Initial 2021 Second Lien Notes prior to any AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to the Initial 2021 Second Lien Notes that remain outstanding on such AHYDO Redemption Date.

2.4 Amendments to Article 4.

2.4.1 Clause (b)(9)(B)(i) of Section 4.08 shall be deleted and replaced with the following:

(i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to EFIH, taken as a whole, as determined by EFIH in good faith, than the provisions contained in this Indenture on the Issue Date or, in the case of the 2021 Second Lien Notes, in the provisions described in the “Description of the Notes” attached to the Exchange Agreements as Appendix B or

2.4.2 Clause (b)(2)(w) of Section 4.09 shall be deleted and replaced with the following:

(w) by the Issuer or any Guarantor of Indebtedness represented by the 2021 Second Lien Notes issued on the Issue Date, the 2022 Second Lien Notes issued on the date of the First Supplemental Indenture and, without duplication, any Exchange Notes (including any guarantees thereof),

2.4.3 Clause (b)(2) of Section 4.12 shall be deleted and replaced with the following:

Junior Liens on the Collateral securing Junior Lien Debt (including, without duplication, the 2021 Second Lien Notes, the 2022 Second Lien Notes and any Additional Notes and any Exchange Notes of either series) permitted to be incurred pursuant to Section 4.09; provided that either (x) the aggregate principal amount of Junior Lien Debt does not exceed $2.85 billion, or (y) at the time of such incurrence and after giving pro forma effect thereto, the Junior Lien Consolidated Leverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be equal to or less than 7.5 to 1.0.

2.5 Amendments to Article 5.

The words “Registration Rights Agreement” contained in clauses (a)(2) and (a)(6) of Section 5.01 and shall be deleted and replaced with “applicable Registration Rights Agreement”.

2.6 Amendments to Article 6.

2.6.1 The introductory clause of clause (a) of Section 6.01 shall be amended by inserting the words “with respect to any series of Notes” immediately after the words “wherever used herein”.

2.6.2 Clauses (a)(1), (a)(2) and (a)(3) of Section 6.01 shall be amended by inserting the words “of such series” immediately after each reference to “the Notes”.

2.6.3 The first sentence of the first paragraph of Section 6.02 shall be amended by inserting the words “of the affected series” immediately after each reference to “Notes”.

2.6.4 Section 6.08 shall be amended by inserting the words “of the applicable series” immediately after the words “the Notes”.

2.7 Amendments to Article 9.

2.7.1 Clause (12) of Section 9.01 shall be deleted and replaced with the following:

(12) to conform the text of this Indenture, the Guarantees, the Notes or any Security Document to any provision of (a) in the case of the 2021 Second Lien Notes, the “Description of the Notes” attached to the Exchange Agreements as Appendix B, or (b) in the case of the 2022 Second Lien Notes, the “Description of the Notes” section of the Offering Memorandum, in either case, to the extent that such provision in the applicable “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any Security Document;

2.8 Amendments to Exhibits.

2.8.1 Exhibit A-2 to this First Supplemental Indenture shall be added to the Existing Indenture.

2.8.2 Exhibits B, C and D to the Existing Indenture shall be deleted and replaced by Exhibits B, C and D to this First Supplemental Indenture.

2.9 Other Amendments.

2.9.1 Reference to “Exhibit A FORM OF NOTE” in the Table of Contents shall be replaced with “Exhibit A-1 FORM OF 2021 SECOND LIEN NOTE and Exhibit A-2 FORM OF 2022 SECOND LIEN NOTE”.

Section 3. RATIFICATION OF EXISTING INDENTURE; FIRST SUPPLEMENTAL INDENTURE PART OF EXISTING INDENTURE.

Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee, this First Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Existing Indenture, whether within the Existing Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 4. NO EXCHANGE OF EXISTING NOTES REQUIRED.

The execution of this First Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

Section 5. GOVERNING LAW.

THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. COUNTERPARTS.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7. EFFECT OF HEADINGS.

The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8. THE TRUSTEE.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 9. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE.

Nothing in this First Supplemental Indenture, the Existing Indenture or the Notes express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders any benefit of any legal or equitable right, remedy or claim under the Existing Indenture, this First Supplemental Indenture or the Notes.

Section 10. SUCCESSORS.

All agreements of the Issuer in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

SIGNATURE PAGE TO FIRST SUPPLEMENTAL INDENTURE

EXHIBIT A-2

[Face of 2022 Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [            ]1

ISIN: [            ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

11.750% Senior Secured Second Lien Notes due 2022

No.[R-1][S-1]	[$______________]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [                                                                         ] United States Dollars ($[            ])] on March 1, 2022.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2012

Record Dates: February 15 and August 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 29269Q AD9
Rule 144A Note ISIN: US29269QAD97
Regulation S Note CUSIP: U29197 AB3
Regulation S Note ISIN: USU29197AB36

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _____________, 20__

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the 2022 Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: _______, 20__

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] 2022 SECOND LIEN NOTE

[Back of 2022 Second Lien Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this 2022 Second Lien Note at 11.750% per annum from February 6, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the 2022 Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2022 Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2022 Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the 2022 Second Lien Notes (including Additional Interest, if any) to the Persons who are registered Holders of 2022 Second Lien Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2022 Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other 2022 Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the 2022 Second Lien Notes under an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuer and the Trustee (the Existing Indenture as supplemented, the “Indenture”). This 2022 Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 11.750% Senior Secured Second Lien Notes due 2022. The Issuer shall be entitled to issue Additional 2022 Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The 2021 Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the 2022 Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated

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as a single class of securities under the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other securities designated as Junior Lien Debt of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the 2022 Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2022 Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2022 Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem 2022 Second Lien Notes at its option prior to March 1, 2017.

(b) At any time prior to March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Secured Lien Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2022 Second Lien Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Second Lien Notes or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the 2022 Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

Year	Percentage
2017	105.875%
2018	103.917%
2019	101.958%
2020 and thereafter	100.000%

(d) Prior to March 1, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all 2022 Second Lien Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial 2022 Second Lien Notes and any Additional 2022 Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

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(e) If the Issuer redeems less than all of the outstanding 2022 Second Lien Notes, the Trustee shall select the 2022 Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the 2022 Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose 2022 Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. 2022 Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the 2022 Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on 2022 Second Lien Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

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(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in the immediately preceding sentence, is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt will be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or any other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt, any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The 2022 Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2022 Second Lien Notes may be registered and 2022 Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the

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transfer of any 2022 Second Lien Notes or portion of 2022 Second Lien Notes selected for redemption, except for the unredeemed portion of any 2022 Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2022 Second Lien Notes for a period of 15 days before a selection of 2022 Second Lien Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a 2022 Second Lien Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This 2022 Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of 2022 Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 6, 2012, among the Issuer and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), relating to such 2022 Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE 2022 SECOND LIEN NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the 2022 Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2022 Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the 2022 Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

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ASSIGNMENT FORM

To assign this 2022 Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this 2022 Second Lien Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________ to transfer this 2022 Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ___________________

Your Signature
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(g)	☐ Section 4.14

If you want to elect to have only part of this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Tax Identification No.: _____________________________

Signature Guarantee*:  _______________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[1]	This schedule should be included only if the 2022 Second Lien Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:	(214) 812-6032
(214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:	(214) 812-6032
(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.:	(713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

Re:	[11% Senior Secured Second Lien Notes due 2021] [11.750% Senior Secured Second Lien Notes due 2022]

Reference is hereby made to the Indenture, dated as of April 25, 2011, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. (collectively, the “Issuer”) and the Trustee, as supplemented by the First Supplemental Indenture dated as of February 6, 2012, between the Issuer and the Trustee (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

	(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

	(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

	(iii)	☐ Unrestricted Global Note (CUSIP [ ] [ ]);

or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:  (214) 812-6032

(214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.:  (214) 812-6032

(214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Second Lien Notes Trustee

Re:	[11% Senior Secured Second Lien Notes due 2021]
[11.750% Senior Secured Second Lien Notes due 2022]

Reference is hereby made to the Indenture, dated as of April 25, 2011, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. (collectively, the “Issuer”) and the Trustee, as supplemented by the First Supplemental Indenture dated as of February 6, 2012, between the Issuer and the Trustee (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______ __________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ___________________

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

Supplemental Indenture (this “Supplemental Indenture”), dated as of _______________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Energy Future Intermediate Holding LLC, a Delaware limited liability company (“EFIH”), EFIH Finance Inc., a Delaware corporation (together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Existing Indenture”), dated as of April 25, 2011, as supplemented by the First Supplemental Indenture (the Existing Indenture as so supplemented, the “Indenture”), dated as of February 6, 2012, providing for the initial issuance of $406,392,000 aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021, the initial issuance of $800,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 and the issuance of Additional Notes (as defined therein) and Exchange Notes (as defined therein) from time to time thereafter (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with any Guarantors named in the Indenture, to jointly and severally, fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. Each Guarantor (including the Guaranteeing Subsidiary) agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) Except as set forth in Section 5 hereof, this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any of the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

(h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 11.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior [unsecured][secured] obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary, [and will be effectively subordinated to all Secured Indebtedness of such Guaranteeing Subsidiary to the extent of the value of the assets securing such Indebtedness]. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to all Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.

(m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

3. EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

4. MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

(a) The Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer except in compliance with Section 5.01(c) of the Indenture.

(b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, the Guaranteeing Subsidiary under the Indenture and the Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, the Guaranteeing

Subsidiary may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guaranteeing Subsidiary in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

5. RELEASES. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:

(1)(A) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of the Guaranteeing Subsidiary (including any sale, exchange or transfer), after which the Guaranteeing Subsidiary is no longer a Restricted Subsidiary or sale of all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B) the release or discharge of the guarantee by the Guaranteeing Subsidiary of the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) the designation of the Guaranteeing Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.07 of the Indenture and the definition of “Unrestricted Subsidiary” in the Indenture; or

(D) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the delivery by Guaranteeing Subsidiary to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, this Supplemental Indenture, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

11. SUBROGATION. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 11.01 of the Indenture; provided that if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

12. BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

13. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

[NAMES OF GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title: